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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of The Spectranetics Corporation and to the incorporation by reference therein of our report dated March 15, 2012, relating to the consolidated balance sheets of The Spectranetics Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2011, which appears in the December 31, 2011 Annual Report on Form 10-K of The Spectranetics Corporation, filed with the Securities and Exchange Commission.

/s/ EKS&H LLLP

March 25, 2013
Denver, Colorado

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM